UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015 zulily, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Elliott Avenue, Suite 200
Seattle, Washington		98121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 779-5614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 11, 2015, zulily, inc. ("zulily") issued a press release announcing its financial results for the fourth quarter and the fiscal year ended December 28, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K and the press release attached as Exhibit 99.1 hereto is furnished to, but shall not be deemed “filed” with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On February 11, 2015, zulily announced that its Board of Directors has authorized the repurchase of up to $250 million of zulily’s common stock over the next 24 months (the “Repurchase Program”). The number of shares to be repurchased under the Repurchase Program and the timing of any potential repurchases will depend on factors such as zulily’s common stock price, economic and market conditions, alternative uses of capital, and corporate and regulatory requirements. Under zulily’s insider trading policy, the window for potential repurchases will remain closed until the third trading day following the announcement of zulily’s fourth quarter and full year 2014 financial results. In the future, potential repurchases may be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when zulily might otherwise be precluded from doing so under its insider trading policy and applicable insider trading laws, and a variety of other methods, including open market purchases, privately negotiated transactions, block trades, or by any combination of such methods. The Repurchase Program may be suspended or discontinued at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release issued by zulily, inc. dated February 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2015	zulily, inc.

/s/ Marc Stolzman
Marc Stolzman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by zulily, inc. dated February 11, 2015